Exhibit 99.1

Peraso Enters Into Committed Equity Facility of up to $25 Million

Facility Expected to Provide Access to Additional Working Capital and to Support
Continued Product Development for Drone, Defense and Tactical Communications

SAN JOSE, Calif., July 2, 2026 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced that it has entered into a committed equity facility (“CEF”) with Roth Principal Investments, LLC (“RPI”), an affiliate of CR Financial Holdings, Inc., the holding company for Roth Capital Partners.

The CEF allows, but does not obligate, Peraso to issue and sell up to $25 million of its shares of common stock to RPI, at the Company’s discretion and subject to certain conditions set forth in the CEF agreement, following the filing and effectiveness of a registration statement registering the resale of such shares. Peraso intends to use any net proceeds for working capital and general corporate purposes, including continued product development and expansion in the drone, defense and tactical communications markets. The Company may access capital opportunistically over time and is under no obligation to utilize the full amount available under the facility. The Company may not be able to sell the full $25 million of shares available under the facility due to limitations, including the number of shares registered for resale and applicable Nasdaq rules.

“We are pleased to have entered into this committed equity facility, which is intended to provide additional financial and working capital flexibility, including to support our continued product development for drone, defense and tactical communications,” stated Ron Glibbery, CEO of Peraso.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Company intends to file a registration statement with the SEC to register the resale of the shares issuable under the CEF. These securities may not be sold until that registration statement is filed and becomes effective.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward-looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "strategy," "goal," or "planned," "seeks," "may," "might", "will," "expects," "intends," "believes," "would," "should," and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address availability of capital, Peraso’s potential use of the CEF, including the use of proceeds, and anticipated use of Peraso’s mmWave technology in the drone, defense and tactical communications markets that are not otherwise historical facts, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, anticipated use of the CEF, the ability to use the CEF, Peraso’s ability to receive additional orders for its 60GHz modules for drone, defense and tactical communications and other risks, including the risks discussed in Peraso's Securities and Exchange Commission filings. Peraso undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, drone, defense and tactical communications, immersive video, and factory automation. For additional information, please visit www.perasoinc.com.

Peraso and the Peraso logo are registered trademarks of Peraso Inc. in the U.S. and/or other countries.

Company Contact:

Jim Sullivan, CFO
Peraso Inc.
P: 408-418-7500
E: jsullivan@perasoinc.com

Investor Relations Contact

Shelton Group

Brett L. Perry

P: 214-272-0070

E: sheltonir@sheltongroup.com